Exhibit 1.1

Zymeworks Inc.

            Common Shares

Underwriting Agreement

New York, New York

, 2017

Citigroup Global Markets Canada Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Canada Inc.

Citigroup Place

123 Front Street West

Toronto, ON M5J 2M3

Canada

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Zymeworks Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives,        Common Shares, without par value (the “Common Shares”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to                additional Common Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 21 hereof.

As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve up to                of the Underwritten Securities for sale to the Company’s employees, officers, directors and certain existing shareholders (collectively, “Participants”), as set forth in the Prospectus and the Canadian Supplemented Prospectus under the heading “Underwriting – Directed Share Program”. The Underwritten Securities to be sold pursuant to the Directed Share Program (the “Directed Shares”) will be sold pursuant to this Agreement at the public offering price. The Directed Share Program shall be administered in Canada by Canaccord Genuity Corp. and in the United States by Fidelity Capital Markets, a division of National Financial Services

LLC. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public as set forth in the Prospectus and the Canadian Supplemented Prospectus.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-217100) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) The Company meets the requirements under the Securities Act (British Columbia) and the rules, regulations and national, multilateral or local instruments and published policy statements applicable in each of the Canadian Qualifying Jurisdictions, including the rules and procedures established pursuant to NI 41-101 and NI 44-103, for the distribution of the Securities in the Canadian Qualifying Jurisdictions (collectively, the “Canadian Securities Laws”) pursuant to a base PREP prospectus and supplemented PREP prospectus; the Company has prepared and filed with the BCSC, as principal regulator pursuant to Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”), the Canadian Preliminary Prospectus and the Canadian Final Prospectus in accordance with NI 41-101 and NI 44-103 to qualify the distribution of the Securities under Canadian Securities Laws; the BCSC has issued a prospectus receipt under the Passport System in respect of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, such receipts evidencing the receipt by the OSC and the deemed receipt by each of the other Canadian Qualifying Authorities in respect of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus; no order suspending the distribution of the Securities or any other securities of the Company has been issued by any Canadian Qualifying Authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Canadian Qualifying Authority, and any request on the part of any Canadian Qualifying Authority for additional information has been complied with.

(c) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(d) The Canadian Preliminary Prospectus and the Canadian Final Prospectus comply, and as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus), if applicable, will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Final Prospectus, as of the time of filing thereof, did not contain, and as amended, if applicable, will not contain, when filed, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the time of filing thereof contained, and as amended, if applicable, will, when filed, contain, in each case, other than excluding the PREP Information, full, true and plain disclosure of all material facts relating to the Securities and to the Company and its subsidiaries within the meaning of Canadian Securities Laws; the Canadian Supplemented Prospectus, as of the time of filing thereof and on the Closing Date and any settlement date, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will contain full, true and plain disclosure of all material facts relating to the Securities and to the Company and its subsidiaries within the meaning of Canadian Securities Laws; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (and any amendments or supplements thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Canadian Preliminary Prospectus, the Canadian Final

Prospectus and the Canadian Supplemented Prospectus (and any amendments or supplements thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(e) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus or, with respect to Canada, each electronic road show when taken together as a whole with the Canadian Supplemented Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus or, with respect to Canada, any individual Written Testing-the-Waters Communication, when taken together as a whole with the Canadian Supplemented Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or the Canadian Supplemented Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Section 13.4 of NI 41-101.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(h) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act or, if the Testing-the-Waters Communications were made in Canada, individuals and entities that have been identified by the Underwriters as being, or that otherwise to the knowledge of the Company are, accredited investors within the meaning of NI 41-101, (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications and (iii) has not engaged in any Testing-the-Waters Communications in Canada in the 15 days prior to the date of the Canadian Preliminary Prospectus. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act and NI 41-101.

(i) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(j) The Company (i) has delivered and, if applicable, will deliver the Template Version of any Marketing Materials, and any amendments or supplements thereto, to the Canadian Qualifying Authorities in compliance with the requirements of Canadian Securities Laws and (ii) has filed and, if applicable, will file the Template Version of any Marketing Materials (other than the Marketing Materials relating to any road show), if any, and any amendments or supplements thereto approved in writing by the Company and the Representatives in the manner contemplated by Canadian Securities Laws prior to the time the Marketing Materials are provided to potential investors, with the Canadian Qualifying Authorities not later than the day on which such Marketing Materials were first provided to a potential investor in the offering of the Securities pursuant to this Agreement. If any Comparables and disclosure relating to such Comparables have been redacted and, if applicable, will be redacted from the Template Version of any Marketing Materials filed with the Canadian Qualifying Authorities, a complete Template Version of such Marketing Materials (containing the Comparables and related disclosure) has been delivered and, if applicable, will be delivered to the Canadian Qualifying Authorities by the Company in compliance with Canadian Securities Laws. As used in this Section and this Agreement, the terms “Template Version, “Marketing Materials”, “Comparables” shall have the meanings ascribed thereto in NI 41-101.

(k) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented

Prospectus, and to enter into and perform its obligations under this Agreement and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below).

(l) All the outstanding share capital of the Company and each of its subsidiaries has been duly and validly authorized and issued and is fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, all outstanding share capital of each subsidiary of the Company is owned by the Company directly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) There is no franchise, contract or other document of a character required to be described in the Registration Statement, Prospectus or Canadian Supplemented Prospectus, or to be filed as an exhibit thereto, which is not described in all material respects or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus, the Prospectus and the Canadian Supplemented Prospectus under the headings “Risk Factors – Risks Related to Our Intellectual Property,” “Risk Factors – Risks Related to Our Business and the Development and Commercialization of Our Product Candidates,” “Business – Intellectual Property,” “Business – Government Regulation,” “Description of Share Capital,” “Shares Eligible for Future Sale” and “Taxation,” and “Certain Relationships and Related Party Transactions – Requirements under the Business Corporations Act (British Columbia)” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize such legal matters, agreements, documents or proceedings in all material respects.

(n) All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including, as applicable, execution and delivery of each of the Canadian Preliminary Prospectus, any Marketing Materials, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, as well as any amendments to any of the foregoing, and the filing or delivery thereof under Canadian Securities Laws in each Canadian Qualifying Jurisdiction.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the offering, issuance or sale of the Securities contemplated herein and in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except such as have been obtained or as may be required under the Act and Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction or by Industry Canada, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the New York Stock Exchange (“NYSE”) or the Toronto Stock Exchange (the “TSX”) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus.

(q) Neither the execution, delivery and performance of this Agreement by the Company nor the issue and sale of the Securities contemplated herein and in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the articles or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived.

(s) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus, the Registration Statement, the Canadian Final Prospectus and the Canadian Supplemented Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Canadian Securities Laws and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus, the Registration Statement, the Canadian Final Prospectus and the Canadian Supplemented Prospectus fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus, the Registration Statement, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, the information included therein.

(t) No action, suit, proceeding, inquiry or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(u) Each of the Company and each of its subsidiaries owns or leases all such personal property (other than with respect to Intellectual Property (as defined below) which is addressed exclusively in Section 1(mm)) as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(v) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) KPMG LLP, which has audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and are independent with respect to the Company as required by Canadian Securities Laws.

(x) There are no transfer taxes or other similar fees or charges under U.S. or Canadian federal law or the laws of any state or province, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(y) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them). No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty (in the case of such withholding tax, only to the extent that no services were rendered in Canada by or on behalf of any Underwriter which is not a resident of Canada for the purposes of the Income Tax Act (Canada)) is payable in Canada by or on behalf of the Underwriters under the federal laws of Canada or the laws of any province or territory thereof in connection with (i) the issuance, sale and delivery of the Securities by the Company to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or strategic partners, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(aa) Except in each case as could not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgement, prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (v) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and (vi) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(dd) [Reserved]

(ee) The Company has not taken, directly or indirectly, any action designed to or that could constitute or cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them). Except as set forth in the Disclosure Package, the

Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(hh) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(ii) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur : (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(jj) The Company has taken all reasonably necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company from time to time after the effectiveness of the Registration Statement.

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to comply therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by Canada or the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn) Except as disclosed in the Registration Statement, the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus, the Company and its subsidiaries own, possess, license, have other rights to use or, to the knowledge of the Company, could acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed to be conducted in the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus, except where such failure to own, possess or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. To the Company’s knowledge, except as disclosed in the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus, there are no unreleased liens or security interests that have been filed against the Intellectual Property owned by the Company and its subsidiaries. To the Company’s knowledge, except as set forth in the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus, under the captions “Business—Strategic Partnerships” and “Business—Intellectual Property,” or as would not reasonably be expected to have a Material Adverse Effect, (a) there are no rights of third parties to any Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any issued United States patents owned or licensed by the

Company; (c) there is no pending or threatened action, suit, proceeding or claim by others in writing challenging the Company’s rights in or to any Intellectual Property owned by the Company; (d) there is no pending or threatened action, suit, proceeding or claim by others in writing challenging the validity or scope of any Intellectual Property owned by the Company; (e) there is no pending or threatened action, suit, proceeding or claim by others in writing that (i) the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others or (ii) the Company would, upon the commercialization of any product or service set forth in the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus according to the Company’s current commercial plans, infringe, misappropriate, or otherwise violates any valid claim of an issued United States patent, or any trademark, copyright, or trade secret of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim which could reasonably be expected to result in a Material Adverse Effect; (f) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (“USPTO”) all information relevant to the patentability of all issued United States patents listed in Schedule                in accordance with 37 C.F.R. Section 1.56, and have not made any misrepresentation or concealed any information from the USPTO in any of the issued United States patents listed in Schedule                , or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56; (g) except as set forth in the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus, the Company is not aware of any employee of the Company or any of its subsidiaries being or having ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. All licenses to which the Company is a party relating to the Intellectual Property are in full force and effect and the Company is not in violation of any term of such license except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The product candidates described in the Disclosure Package, the Prospectus and the Canadian Supplemented Prospectus as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its subsidiary.

(oo) Except as disclosed in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(pp) Except as described in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented

Prospectus, as applicable, the Company and its subsidiaries, to the extent applicable, (i) are and at all times have been in compliance with all statutes and regulations applicable to the ownership, research, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal false statements law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion law (42 U.S.C. § 1320a-7), all criminal laws relating to health care fraud and abuse, including without limitation 18 U.S.C. §§ 286 and 287, Title XVIII of the Social Security Act regarding the Medicare program (42 U.S.C. § 1395 et seq.) and Title XIX of the Social Security Act regarding the Medicaid program (42 U.S.C. § 1396 et seq.), the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (Public Law 111-5), and the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), including without limitation, the Physician Payments Sunshine Act, codified as 42 U.S.C. § 1320a-7h), regulations relating to Good Clinical Practices and Good Laboratory Practices and any comparable local, state, provincial, federal, national, supranational and foreign analog (collectively, the “Health Care Laws”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) have not received any written notice from any court or arbitrator or governmental or regulatory authority or third party asserting non-compliance with any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Health Care Laws (“Health Care Authorizations”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) possess all material Health Care Authorizations and such Health Care Authorizations are valid and in full force and effect and are not in violation of any term of any such Health Care Authorizations, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation of the Company or any of its subsidiaries is in violation of any Health Care Laws or Health Care Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) have, to the Company’s knowledge, filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Health Care Authorizations, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vi) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In addition, none of the Company or its subsidiaries or any of their respective directors, officers, employees or agents is or, has been debarred, suspended or excluded, or has been convicted of any crime or, to the knowledge of the Company or its subsidiaries, engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program or human clinical research, or to the knowledge of the Company or its subsidiaries, is subject to any inquiry, investigation, proceeding, or other similar action by a governmental authority that could reasonably be expected to result in any such debarment, suspension or exclusion.

(qq) The clinical trials and pre-clinical studies conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the descriptions in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus of the results of such studies and tests are accurate and complete in all material respects and accurately present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus; neither the Company nor its subsidiaries have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package, the Prospectus, the

Canadian Final Prospectus or the Canadian Supplemented Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for same.

(rr) Except in each case as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, provincial, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, or to permit all clinical and nonclinical studies and trials conducted by or on behalf of the Company and its subsidiaries, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; (ii) the Company and its subsidiaries are not in violation of, or in default under, any such Permit; and (iii) the Company and its subsidiaries have not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course. Except in each case as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) are, and at all times have been, in compliance with all Health Care Laws, and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any Permits required by any such Health Care Laws.

(ss) [Reserved].

(tt) Except as disclosed in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, no acquisition has been made by the Company or any of its subsidiaries during its three most recently completed fiscal years that would be a significant acquisition for the purposes of Canadian Securities Laws, and no proposed acquisition by the Company or any of its subsidiaries has progressed to a state where a reasonable person would believe that the likelihood of the Company or any of its subsidiaries completing the acquisition is high and that, if completed by the Company or any of its subsidiaries at the date of the Prospectus and the Canadian Supplemented Prospectus, would be a significant acquisition for the purposes of Canadian Securities Laws, in each case, that would require the prescribed disclosure in the Prospectus and the Canadian Supplemented Prospectus pursuant to Canadian Securities Laws.

(uu) The Registration Statement, the Preliminary Prospectus, the Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Preliminary Prospectus, the Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States or Canada. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(vv) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$                per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to                Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Option Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date)

shall be made at 8:00 AM, New York City time, on                , 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, delivery of the Option Securities shall be made (at the expense of the Company) through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters.

(a) It is understood that the several Underwriters propose to offer the Securities for sale to the public in the United States and Canada as set forth in the Prospectus and the Canadian Supplemented Prospectus. The Company is advised by you that prior to the commencement of any roadshow undertaken in connection with the marketing of the offering of the Securities, you reasonably expected that the Securities would be primarily sold in the United States.

(b) The Underwriters shall be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Securities in the provinces and territories of Canada (a “Selling Firm”). The Underwriters shall, and shall require any Selling Firm, to comply with Canadian Securities Laws in connection with the distribution of the Securities and to offer the Securities for sale only in the provinces and territories of Canada directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus, the Canadian Supplemented Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Securities only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Securities will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade.

(c) The Underwriters or their Canadian registered broker-dealer affiliates, as applicable, that have signed the Canadian Final Prospectus (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Securities as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Securities in the provinces and territories of Canada, including notice of the total proceeds realized or number of Securities sold in each of the provinces and territories of Canada and any other jurisdiction.

(d) Each Underwriter that is not a Canadian Underwriter (a “Non-Canadian Underwriter”) hereby covenants and agrees with the Company that it will not sell or offer to sell, nor allow any agent or selling group member acting on behalf of such Non-Canadian Underwriter in connection with the offering of Securities pursuant to this Agreement to sell or offer to sell, any of the Securities to any person resident in Canada.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement or amendment to the Prospectus, the Canadian Supplemented Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in a timely manner. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time periods prescribed, and will promptly provide evidence satisfactory to the Representatives of such timely filing. The Company will cause the Canadian Supplemented Prospectus, properly completed, and any amendment thereto to be filed in a form approved by the Representatives with the BCSC, as principal regulator under the Passport System, within the time periods prescribed, and will promptly provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission, any Canadian Qualifying Authority or their respective staffs for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement or amendment, as applicable, to the Prospectus or the Canadian Supplemented Prospectus or for any additional information by the Commission or any Canadian Qualifying Authority relating to the Registration Statement, the Prospectus or the Canadian Supplemented Prospectus, (iv) any

communication received by the Company from the NYSE or the TSX that could reasonably be expected to have a Material Adverse Effect, (v) of the issuance by the Commission or by the Canadian Qualifying Authorities of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the use of the Canadian Supplemented Prospectus or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose or any proceedings to remove, suspend or terminate from listing or quotation the Securities from any securities exchange upon which they will be listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the Canadian Supplemented Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the Canadian Supplemented Prospectus with the BCSC, as principal regulator under the Passport System, or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company will promptly (and in any event within any applicable time limitation) comply with all requirements under the Act, Canadian Securities Laws and the rules governing the NYSE and the TSX required to qualify the distribution and trading of the Securities in the United States and in each of the Canadian Qualifying Jurisdictions.

(b) The Company will deliver to the Underwriters as soon as practicable following the execution and delivery of this Agreement: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Final Prospectus in each of the French and English language, signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Final Prospectus under Canadian Securities Laws, including without limitation any Marketing Materials and Template Versions thereof, in each case in the English and French language, as applicable; and (iii) a letter from the TSX advising the Company that approval of the conditional listing of the Common Shares has been granted by the TSX. The deliveries set forth in (i) shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Final Prospectus for the distribution of the Securities in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement.

(c) The Company will deliver to the Underwriters opinions of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, dated the date of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, addressed to the Underwriters and their counsel and in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the Canadian Preliminary Prospectus, the Canadian Final

Prospectus and the Canadian Supplemented Prospectus, as applicable, except for the information contained therein under the headings (A) “Summary Historical Consolidated Financial Data”, appearing in the Prospectus Summary; (B) “Presentation of Financial Information”; (C) “Capitalization”; (D) “Selected Historical Consolidated Financial Data”; (E) “Unaudited Pro Forma Condensed Consolidated Financial Statements”;(F) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (G) “Notice to Investors Regarding U.S. GAAP”; (H) “Index to Financial Statements”; (I) the unaudited pro forma condensed consolidated financial statements for the years ended December 31, 2015 and December 31, 2016 of the Zymeworks group of companies (as defined below), together with the notes thereto; (J) the audited financial statements as at December 31, 2015 and March 31, 2015 and for the nine months ended December 31, 2015 and for the year ended March 31, 2015 of Kairos Therapeutics Inc., together with the notes thereto and the independent auditor’s report thereon; and (K) the audited consolidated financial statements as at December 31, 2015 and December 31, 2016 and for each of the years in the three-year period ended December 31, 2016, of the Zymeworks group of companies (as defined in note 2 thereto), together with the notes thereto, and the Report of Independent Registered Public Accounting Firm thereon (all of the foregoing collectively referred to as the “Financial Information”), as to which no opinion need be expressed by such counsel, are, in all material respects, a complete and proper translation of the English language version thereof.

(d) The Company will deliver to the Underwriters an opinion of KPMG LLP, auditors of the Company, dated the date of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, addressed to the Underwriters and their counsel and in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the Financial Information is, in all material respects, a complete and proper translation of the English language version thereof.

(e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) or the Canadian Supplemented Prospectus pursuant to Canadian Securities Laws, any event occurs as a result of which the Disclosure Package or the Canadian Final Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package or the Canadian Final Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package or the Canadian Final Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or Canadian Securities Laws, any event occurs as a result of which the Prospectus or the Canadian Supplemented Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement, as applicable, the Prospectus or the Canadian Supplemented Prospectus to comply with the Act or the rules thereunder or Canadian Securities Laws, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission and the BCSC, as principal regulator under the Passport System, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any amended or supplemented Prospectus or Canadian Supplemented Prospectus to you in such quantities as you may reasonably request.

(g) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(h) The Company will furnish to the Representatives and counsel for the Underwriters upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or Canadian Securities Laws, as many copies, in both the English and French languages, as applicable, of each Preliminary Prospectus, Canadian Preliminary Prospectus, Prospectus, Canadian Final Prospectus, Canadian Supplemented Prospectus and each Issuer Free Writing Prospectus and Marketing Material and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(i) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to subject itself to taxation, in any jurisdiction where it is not now so subject.

(j) The Company will not, without the prior written consent of Citigroup Global Markets Canada Inc. and Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Shares pursuant to this Agreement, (ii) issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (iii) issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iv) file a registration statement on Form S-8 relating to Common Shares granted pursuant to or reserved for issuance under any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, and (v) enter into an agreement providing for the sale or issuance by the Company of, and sell and issue, common shares or any securities exercisable or exchangeable for, or convertible into, a number of common shares, in the aggregate amount of not more than 10% of the Company’s common shares issued and outstanding immediately following the Closing Date on a fully-diluted basis, pursuant to one or more strategic partnerships or collaborations, licensing transactions or business, product or technology acquisitions (in any event excluding transactions principally of a financing nature) without the prior written consent of the Representatives; provided, however, that any such issuance under clause (v) above shall be conditioned upon the execution by each recipient of such common shares of a letter substantially in the form of Exhibit A hereto.

(k) If Citigroup Global Markets Canada Inc. and Barclays Capital Inc., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission or the Canadian Qualifying Authorities, as applicable, of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus and Prospectus, each English and French language versions of the Canadian Preliminary Prospectus, Canadian Final Prospectus and Canadian Supplemented

Prospectus for distribution in Canada, and each Issuer Free Writing Prospectus and English and French language versions of any Marketing Materials, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus and Prospectus, each English and French language versions of the Canadian Preliminary Prospectus, Canadian Final Prospectus and Canadian Supplemented Prospectus for distribution in Canada, and each Issuer Free Writing Prospectus and English and French language versions of any Marketing Materials, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE and the TSX; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or under foreign (non-Canadian) securities laws (including filing fees and the reasonable, actual and accountable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA and the BCSC (including filing fees and the reasonable, actual and accountable fees and expenses of counsel for the Underwriters relating to such filings) provided, however, that the Company shall not be obligated to pay the fees of counsel to the Underwriters related to matters set forth in clauses (vi) and (vii) to the extent such fees exceed US$35,000 in the aggregate; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) 50% of the fees and expenses, including applicable taxes, of Canadian counsel to the Underwriters; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 5(m), Section 7 and Section 8, the Underwriters will pay all of their costs and expenses, including fees and expenses of their U.S. counsel and 50% of the fees and expenses of their Canadian counsel, stock transfer taxes payable on resale of any securities by them and any marketing or advertising expenses connected with any offers they make, as well as the cost of transportation expenses incurred by or on behalf of Company representatives or the Underwriters in connection with the roadshow.

(n) The Company agrees to pay the costs and expenses relating to the following matters: (1) all reasonable, actual and accountable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program; (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material; and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(o) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(p) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not and will not provide any potential investor in any Canadian Qualifying Jurisdiction with any materials or information in relation to the distribution of the Securities or the Company other than the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus, the Marketing Materials and any amendments thereto in accordance with this Agreement. Any Marketing Materials that constitute “standard term sheets” (as defined in NI 41-101) have been approved in writing by the Company and the Representatives and are provided in compliance with Canadian Securities Laws.

(q) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(r) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

Furthermore, the Company covenants with Canaccord Genuity Corp. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. The Canadian Supplemented Prospectus, and any amendment thereto, shall have been filed in the manner and within the time period required by Canadian Securities Laws and any other material required to be filed by the Company pursuant to Canadian Securities Laws shall have been filed in the manner and within the applicable time periods required by Canadian Securities Laws; and no order having the effect of ceasing or suspending the distribution of the Securities or stop order or any order having the effect of preventing or suspending the use of the Canadian Supplemented Prospectus or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, and (ii) Blake, Cassels & Graydon LPP, Canadian counsel for the Company, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Exhibit C-1 and Exhibit C-2, respectively.

(c) The Company shall have requested and caused Wilson Sonsini Goodrich & Rosati, Professional Corporation, intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit D.

(d) The Representatives shall have received from Cooley LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the

Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or the use of the Canadian Supplemented Prospectus has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters.

(g) The Company shall have requested and caused Blake, Cassels & Graydon LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinions referred to in Section 5(c) above.

(h) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives their opinions referred to in Section 5(d) above.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement, the Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (exclusive of any amendment or supplement to any of them).

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The Securities shall have been listed and admitted and authorized for trading on the NYSE and shall have been conditionally approved for listing on the TSX, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and substantially all holders of the Company’s securities addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered by any standard form of telecommunication on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Canada Inc. on demand for all reasonable, actual and accountable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Underwritten Securities; provided that the Company shall still be obligated to pay the expenses of U.S. and Canadian counsel to the Underwriters as set forth in Section 5(m).

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal, state or provincial statutory law or regulation (including Canadian Securities Laws), at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Canadian Preliminary Prospectus, the Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus, or any Issuer Free Writing Prospectus or Marketing Materials, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the second to last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus, the Canadian Preliminary Prospectus, the Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Canadian Preliminary Prospectus, the Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus or any Issuer Free Writing Prospectus or Marketing Materials.

(c) The Company agrees to indemnify and hold harmless Canaccord Genuity Corp., the directors, officers, employees, affiliates and agents of Canaccord Genuity Corp. and each person who controls Canaccord Genuity Corp. within the meaning of either the Act or the Exchange Act (“Directed Share Program Underwriter Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act, Canadian Securities Laws or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Preliminary Prospectus, the Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Preliminary Prospectus, the Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus or any Issuer Free Writing Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Directed Share Program Underwriter Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Canaccord Genuity Corp., the directors, officers, employees and agents of Canaccord Genuity Corp., and all persons, if any, who control and Canaccord Genuity Corp. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus and the Canadian Supplemented Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission, a Canadian Qualifying Authority or the NYSE or the TSX or trading in securities generally on the NYSE or the TSX shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus, the Prospectus, the Canadian Final Prospectus or the Canadian Supplemented Prospectus (exclusive of any amendments or supplements thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Canada Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Canada Inc., at Citigroup Place,

123 Front Street West, Toronto, ON M5J 2M3, Canada; or (ii) Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number: +1 (646) 834-8133; or, if sent to the Company, will be mailed or delivered to 540-1385 W 8th Ave, Vancouver, BC V6H 3V9, Canada, Attention: Chief Financial Officer as well as Skadden, Arps, Slate, Meagher & Flom LLP at 222 Bay Street, Suite 1750, Toronto, ON M5K 1J5, Canada, Attention: Riccardo Leofanti and Blake, Cassels & Graydon LLP at 595 Burrard Street, Suite 2600, Vancouver, BC V7X 1L3, Canada, Attention: Joseph Garcia.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. Each of the parties hereto submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Any suit, action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient forum and agrees not to plead or claim the same.

18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts and may be signed and delivered by electronic transmission, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“BCSC” shall mean the British Columbia Securities Commission.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Final Prospectus” shall mean the final base PREP prospectus (in both the English and French languages unless the context indicates otherwise) dated                , 2017 prepared by the Company relating to the distribution of the Securities, including the documents incorporated or deemed to be incorporated by reference therein.

“Canadian Preliminary Prospectus” shall mean each of the preliminary base PREP prospectus dated March 31, 2017, the amended and restated preliminary base PREP prospectus dated April 17, 2017 and the second amended and restated preliminary base PREP prospectus dated April 24, 2017 (each in both the English and French languages unless the context indicates otherwise) prepared by the Company relating to the distribution of the Securities, including the documents incorporated or deemed to be incorporated by reference therein.

“Canadian Qualifying Authorities” shall mean the securities regulatory authorities in each of the Canadian Qualifying Jurisdictions.

“Canadian Qualifying Jurisdictions” shall mean all of the provinces and territories of Canada.

“Canadian Supplemented Prospectus” shall mean the supplemented PREP prospectus (in both the English and French languages unless the context indicates otherwise) that includes the PREP Information, prepared by the Company relating to the distribution of the Securities, including the documents incorporated or deemed to be incorporated by reference therein.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“MI 52-109” shall mean Multilateral Instrument 52-109 – Certification of Disclosures in Issuer’s Annual and Interim Filings.

“NI 41-101” shall mean National Instrument 41-101 – General Prospectus Requirements.

“NI 44-103” shall mean National Instrument 44-103 – Post-Receipt Pricing.

“OSC” shall mean the Ontario Securities Commission.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“PREP Information” shall mean the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospects and which is deemed under NI 44-103 to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ZYMEWORKS INC.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Canada Inc.
Barclays Capital Inc.

By: Citigroup Global Markets Canada Inc.

By:
Name:
Title:

By: Barclays Capital Inc.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Canada Inc.
Barclays Capital Inc.
Wells Fargo Securities, LLC
Canaccord Genuity Corp.
Cormark Securities Inc.
Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

Zymeworks Corporate Overview Testing-the-Waters Presentation dated March 2017.

EXHIBIT A

Form of Lock Up Agreement

Zymeworks Inc.

Public Offering of Common Shares

, 2017

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Zymeworks Inc. a corporation existing under the Canada Business Corporations Act (the “Company”), and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of common shares, no value per share (the “Subject Shares”), of the Company (the “Offering”). As used herein, “Subject Shares” also means the class A convertible preferred shares of the Company.

Consistent with standard underwritten public offerings and in consideration for the Underwriters entering into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”) and Barclays Capital Inc. (“Barclays”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Subject Shares or any securities convertible into, or exercisable or exchangeable for such Subject Shares, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Restricted Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Subject Shares the undersigned may purchase in the Offering. The foregoing restrictions shall not apply to:

a)	transactions relating to Subject Shares or other securities acquired in open market transactions after the completion of the Offering, provided that no filing or public announcement under Section 16(a) of the Exchange Act, under any of the securities laws (including rules, regulations, policy statements or other such instruments or rulings) of each of the provinces and territories of Canada (collectively, “Canadian Securities Laws”) or otherwise shall be required or shall be voluntarily made during the Restricted Period in connection with any such subsequent sales of Subject Shares or other securities acquired in such open market transactions;

b)	transfers of Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares:

i.	as a bona fide gift, including as a result of estate or intestate succession, or pursuant to a will or other testamentary document;

ii.	if the undersigned is a natural person, to a member of the immediate family of the undersigned (for the purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption no more remote than first cousin, and shall include a former spouse);

iii.	if the undersigned is a natural person, to any trust or other like entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

iv.	for tax structuring purposes only and if the undersigned is a natural person, to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

v.	if the undersigned is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of the undersigned or any affiliate as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (an “Affiliate”), wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

vi.	if the undersigned is a corporation, partnership, limited liability company or other entity, to any Affiliate thereof; or

vii.	if the undersigned is a corporation, partnership, limited liability company or other entity, to any Affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned or to any investment fund or other entity controlled or managed by the undersigned;

c)	the establishment or modification of any trading plan that complies with Rule 10b5-1 under the Exchange Act or similar plan under Canadian Securities Laws for the transfer of Subject Shares, provided that (i) such plan does not provide for the transfer of Subject Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act or Canadian Securities Laws, shall be required of the undersigned or the Company regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of Subject Shares may be made under such plan during the Restricted Period;

d)	the transfer of Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares to the Company, pursuant to agreements or rights in existence on the date hereof and described in the final prospectus relating to the Offering under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, in each case, in connection with the termination of the undersigned’s employment or other service relationship with the Company; provided that no public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, shall be required or voluntarily made during the Restricted Period;

e)	the transfer of Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of securities to purchase Subject Shares by the undersigned, in each case on a “cashless” or “net exercise” basis, or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that no public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, shall be required or voluntarily made during the Restricted Period;

f)	the transfer of Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Subject Shares involving a Change of Control of the Company that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Subject Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement;

g)	any transfer of Subject Shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that (i) any public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, required to be made during the Restricted Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in this clause (g) and (ii) no public announcement shall be voluntarily made during the Restricted Period; or

h)	the transfer of Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares that is required to effect any recapitalization of the Company in connection with the consummation of the Offering as described in the final prospectus relating to the Offering, including the conversion of Class A preferred shares of the Company into common shares, provided that such shares received upon conversion or exercise remain subject to the terms of this letter.

provided that in the case of any transfer or distribution pursuant to clause (b), (i) no public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, shall be required or shall be voluntarily made during the Restricted Period and (ii) such transfer shall not involve a disposition for value; and further provided that in the case of any transfer or distribution pursuant to clause (b) or (g), each donee, distributee or transferee shall concurrently with such transfer or distribution sign and deliver a lock-up letter substantially in the form of this letter. For purposes of clause (f) of this paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), after the closing of the Offering, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold shares having more than 50% of the voting power of all outstanding voting shares of the Company (or the surviving entity).

In addition, except as set forth in this agreement, the undersigned agrees that, without the prior written consent of Citigroup and Barclays on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration or qualification for distribution of any Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Subject Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) Citigroup and Barclays agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Subject Shares, Citigroup and Barclays will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup and Barclays hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this agreement, upon the earliest to occur, if any, of (a) prior to the execution of the Underwriting Agreement, the date that the Company advises Citigroup and Barclays, in writing, that it does not intend to proceed with the Offering, (b) the date of termination of the Underwriting Agreement (if executed) if prior to the closing of the Offering, or (c) September 30, 2017, if the Underwriting Agreement has not been entered into by such date (provided that the Company may by written notice to the undersigned prior to September 30, 2017 extend such date for a period of up to an additional three months).

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and Citigroup and Barclays, as representatives of the Underwriters.

[signature page follows]

Very truly yours,
Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:
Name of Authorized Signatory (Print)
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Form of Press Release]	EXHIBIT B

Zymeworks Inc.

[Date]

Zymeworks Inc. (the “Company”) announced today that Citigroup Global Markets Canada Inc. and Barclays Capital Inc., the lead book-running managers in the Company’s recent initial public offering of common shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on        ,        20    , and such common shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C-1

Form of Opinion of

Skadden, Arps, Slate, Meagher & Flom LLP

EXHIBIT C-2

Form of Opinion of

Blake, Cassels & Graydon LLP

EXHIBIT D

Form of Intellectual Property

Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

[Form of Waiver of Lock-up]	ADDENDUM

Zymeworks Inc.

Public Offering of Common Shares

, 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Zymeworks Inc. (the “Company”) of common shares, no value per share (the “Common Shares”) of the Company and the lock-up letter dated    , 20 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated    , 20    , with respect to Common Shares (the “Shares”).

Citigroup Global Markets Canada Inc. and Barclays Capital Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective    , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Citigroup Global Markets Canada Inc.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

cc: Company